Filed Pursuant to Rule 424(b)(3)
Registration No. 333-213271

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
SUPPLEMENT NO. 1 DATED MARCH 7, 2017
TO THE PROSPECTUS DATED FEBRUARY 10, 2017
This document supplements, and should be read in conjunction with, the prospectus of Cole Real Estate Income Strategy (Daily NAV), Inc. dated February 10, 2017. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Real Estate Income Strategy (Daily NAV), Inc.;
(2)	the net asset value (“NAV”) per share for each class of common stock on each business day for the month of February 2017;
(3)	information regarding the share redemption limit;
(4)	recent real property investments; and
(5)	a revised form of our Initial Subscription Agreement, attached as Appendix B to our prospectus, and a revised form of our Additional Subscription Agreement, attached as Appendix C to our prospectus.

OPERATING INFORMATION
Status of Our Public Offering
The registration statement for our initial public offering of $4,000,000,000 in shares of common stock was declared effective by the U.S. Securities and Exchange Commission on December 6, 2011 and was subsequently superseded by registration statements declared effective on August 26, 2013 and February 10, 2017. We are offering up to $3,500,000,000 in shares of common stock pursuant to our primary offering, consisting of three classes of shares of common stock: W Shares, A Shares and I Shares. We are also offering $500,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of W Shares, A Shares and I Shares with a dollar value up to the maximum offering amount. During the month of February 2017, we accepted investors’ subscriptions for, and issued, a total of approximately 674,000 shares of our common stock in our offering, resulting in gross proceeds to us of approximately $12.3 million, consisting of approximately 633,000 shares of our common stock in our primary offering, resulting in gross proceeds to us of approximately $11.5 million ($7.9 million in W Shares, $3.6 million in A Shares and no I Shares), and approximately 41,000 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $743,000. As of February 28, 2017, we had accepted investors’ subscriptions for, and issued, approximately 21.8 million shares of our common stock in the offering (including shares issued pursuant to our distribution reinvestment plan), resulting in gross proceeds to us of approximately $387.3 million.
We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will be selling shares of our common stock on a continuous basis and for an indefinite period of time. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

NAV per Share
The following is a list of the NAV per share on each business day for the month of February 2017 for each of our classes of common stock:

	NAV per Share
Date	W Shares	A Shares	I Shares
February 1, 2017	$18.11	$17.96	$18.25
February 2, 2017	$18.10	$17.95	$18.24
February 3, 2017	$18.10	$17.94	$18.24
February 6, 2017	$18.10	$17.94	$18.23
February 7, 2017	$18.09	$17.94	$18.23
February 8, 2017	$18.09	$17.94	$18.23
February 9, 2017	$18.08	$17.93	$18.22
February 10, 2017	$18.08	$17.93	$18.22
February 13, 2017	$18.08	$17.92	$18.22
February 14, 2017	$18.11	$17.95	$18.25
February 15, 2017	$18.11	$17.95	$18.25
February 16, 2017	$18.08	$17.92	$18.22
February 17, 2017	$18.08	$17.92	$18.22
February 21, 2017	$18.08	$17.92	$18.22
February 22, 2017	$18.08	$17.92	$18.22
February 23, 2017	$18.08	$17.92	$18.22
February 24, 2017	$18.08	$17.92	$18.22
February 27, 2017	$18.07	$17.91	$18.21
February 28, 2017	$18.07	$17.91	$18.21

The NAV per share is the price at which we sold our shares pursuant to purchase orders (excluding selling commissions charged on A Shares), and redeemed shares pursuant to redemption requests, on the business day specified. Purchases and redemptions will be made in accordance with our policies as set forth in the registration statement and prospectus to which this prospectus supplement relates. Our NAV per share for each of our classes of common stock is posted daily on our website at https://www.colecapital.com/cin_dailyNAV.
Please refer to “Valuation Policies” beginning on page 89 of the current prospectus, as supplemented, for important information about how NAV is determined for each of our classes of common stock. Our NAV per share for each share class, which is updated daily, along with our registration statement, prospectus and prospectus supplements are available on our website at https://www.colecapital.com/cole_income_nav.
Redemption Limit
As disclosed on our website, as of December 31, 2016, our NAV was $320,755,875. As of January 1, 2017, the redemption limit for the quarter ending March 31, 2017 was 10% of our NAV as of December 31, 2016. Given that sales of our common stock have exceeded redemption requests quarter to date, the redemption limit as of March 1, 2017 has not been reduced below 10% of our NAV as of December 31, 2016.

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PROSPECTUS UPDATES
Recent Real Property Investments
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 19 of the prospectus and “Investment Objectives, Strategy and Policies — Real Property Investments” beginning on page 75 of the prospectus, and describes activity that occurred subsequent to the activity as of January 26, 2017 previously disclosed in our prospectus.
As of February 28, 2017, we, through separate wholly-owned limited liability companies and limited partnerships, owned 120 properties, acquired for an aggregate purchase price of approximately $505.4 million, located in 35 states, consisting of 10 multi-tenant and 110 single tenant properties, comprising approximately 3.4 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. We acquired 10 properties between January 27, 2017 and February 28, 2017. In general, our properties are acquired through the use of proceeds from our ongoing public offering and debt borrowings.
Subscription Agreements
The form of Initial Subscription Agreement contained in Appendix B of the prospectus is hereby superseded and replaced with the revised form of Initial Subscription Agreement attached to this supplement as Appendix B, and the form of Additional Subscription Agreement contained in Appendix C of the prospectus is hereby superseded and replaced with the revised form of Additional Subscription Agreement attached to this supplement as Appendix C.

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APPENDIX B

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current Prospectus.

1.
Account Type (Please consult your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees and commissions which are payable with respect to each class.)

☐ Wrap Shares (W Shares) ☐ Advisor Shares (A Shares) ☐ Institutional Shares (I Shares)
2.	This subscription is in the amount of $
☐ Initial Subscription (minimum $2,500 for W Shares and A Shares and minimum $1,000,000 for I Shares)
☐ Additional Subscription (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)
Existing Account #
3.	Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

				Plan Name	Tax ID #

	Name of Trust			☐ Other (specify)

	Date of Trust	Tax ID # (if applicable)	3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

☐ Transfer on Death (fill out TOD Form to effect designation
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)			Name
State of
	Custodian for (minor’s name)			Street/PO Box
☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)			City State	Zip
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
	☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)		Custodian Tax ID # (provided by Custodian)
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
	☐ Other (specify)		Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth

☐ Cole Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)

Volume Discounts
I am (we are) making, or previously have made, investments in the following Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV) A Share account. A volume discount, if any, will be applied on an investor/account – specific basis. No “householding” or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

Eligible Account #	SSN or Tax ID #

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodialaccounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #

☐ Check if banking information is same as provided in Section A-3
City State Zip
By signing this agreement, I authorize Cole Income NAV to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize Cole Income NAV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-21 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Income NAV.

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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that this investment is not guaranteed, and may lose value.
|	5. I (we) acknowledge that distributions are not guaranteed.
|	6. I (we) acknowledge that the shares are not liquid.

|	7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and its affiliates.
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8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.

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9. For Idaho residents: I (we) either (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in Cole Income NAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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10. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors). An investment by an Iowa investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to this 10% limitation.

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11. For Kansas and Maine residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Maine investors) in Cole Income NAV and the securities of similar direct participation programs.

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12. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in Cole Income NAV and any of its affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

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13. For Massachusetts residents: My (our) investment in Cole Income NAV and other illiquid direct participation investments does not in the aggregate exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	14. For Missouri residents: My (our) investment in Cole Income NAV does not exceed 10% of my (our) liquid net worth.
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15. For Nebraska residents: My (our) aggregate investment in Cole Income NAV and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

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16. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in Cole Income NAV, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

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17. For New Mexico and Ohio residents: My (our) investment in Cole Income NAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

|	18. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in Cole Income NAV.
|	19. For Tennessee residents: My (our) investment in Cole Income NAV is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

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20. For Texas residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

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21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in Cole Income NAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R.
§ 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

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By initialing here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653.

Email:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date
You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

2) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.			b.
Name of Registered Representative
Name of Broker-Dealer

	Representative ID #	Phone		Representative CRD #

Mailing Address

	City State Zip			Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No
Email Address

H FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform
(if applicable)

APPENDIX C

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV) who desires to purchase additional shares within the same share class of Cole Income NAV currently owned and who purchased their shares directly from Cole Income NAV. Investors who desire to purchase shares in a new share class must complete the Cole Income NAV Initial Subscription Agreement. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Income NAV Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ☐ Check if amount is estimated
☐ Wrap Shares (W Shares)	☐ Advisor Shares (A Shares)	☐ Institutional Shares (I Shares)

2. Payment will be made with:	☐ Enclosed Check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
		☐ Checking	☐ Savings
Financial Institution

Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)

☐  I am (we are) making, or previously have made, investments in the Cole Income NAV A Share account listed above. A volume discount, if any, will be applied on an investor/account specific basis. No “householding” or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

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D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Income NAV.

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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that this investment is not guaranteed, and may lose value.
|	5. I (we) acknowledge that distributions are not guaranteed.
|	6. I (we) acknowledge that the shares are not liquid.

INVESTOR | CO-INVESTOR
|	7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and its affiliates.
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8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.

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9. For Idaho residents: I (we) either (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in Cole Income NAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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10. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors). An investment by an Iowa investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to this 10% limitation.

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11. For Kansas and Maine residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Maine investors) in Cole Income NAV and the securities of similar direct participation programs.

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12. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in Cole Income NAV and any of its affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

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13. For Massachusetts residents: My (our) investment in Cole Income NAV and other illiquid direct participation investments does not in the aggregate exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	14. For Missouri residents: My (our) investment in Cole Income NAV does not exceed 10% of my (our) liquid net worth.
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15. For Nebraska residents: My (our) aggregate investment in Cole Income NAV and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

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16. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in Cole Income NAV, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

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17. For New Mexico and Ohio residents: My (our) investment in Cole Income NAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

|	18. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in Cole Income NAV.
|	19. For Tennessee residents: My (our) investment in Cole Income NAV is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

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20. For Texas residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

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21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in Cole Income NAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R.
§ 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

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By initialing here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653. If you are choosing to go green, please provide your email address here:

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SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date
You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

2) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

F FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: Cole Income NAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: Cole Income NAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2017 Cole Capital Advisors, Inc. All rights reserved	INAV-AI-09 (02-17)

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INAV-SUP-1H